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                                  EXHIBIT 99.2
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                    Form of Stock Option Agreement under the
              Paradyne Networks, Inc. 2000 Broad-Based Stock Plan




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                                                                   EXHIBIT 99.2
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NOTICE OF GRANT OF STOCK OPTIONS
AND OPTION AGREEMENT
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                                                        PARADYNE NETWORKS, INC.
                                                                 ID: 75-2658219
                                                        8545 126th Avenue North
                                                                Largo, FL 33773
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First Name      Last Name                               Option Number

                                           Plan:            2000
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Address

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City    State   Country    Zip Code                          ID


Effective ________________, you have been granted a(n) Non-Qualified Stock Option to buy ______________ shares of Paradyne Networks, Inc. (the Company) stock at _____________ per share.

The total option price of the shares granted is __________________.

Shares in each period will become fully vested on the date shown.

               Shares           Vest Type            Full Vest           Expiration
            -----------  --------------------   -----------------   ------------------------

Period 1    ___________  On Vest Date _______   Vest Date _______   Expiration Date ________

Period 2    ___________  Quarterly __________   Vest Date _______   Expiration Date ________

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By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company's Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

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/s/ Patrick M. Murphy                                  Nov. 9, 2000
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Paradyne Networks, Inc.                    Date


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    First Name        Last Name            Date




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                            PARADYNE NETWORKS, INC.
                          2000 BROAD-BASED STOCK PLAN
                        NONSTATUTORY STOCK OPTION GRANT
                             NOTICE AND AGREEMENT



The details of your option are as follows:

         1. VESTING. Subject to the limitations contained herein and the Plan, or as modified on any attachment hereto, your option will vest eighteen and three quarters percent (18.75%) nine months after the Vesting Start Date, rounded down to the nearest whole number, and six and one quarter percent (6.25%) on each three (3) month anniversary of the Vesting Start Date thereafter (for full vesting after four (4) years), provided that vesting will cease upon the termination of your Continuous Status as an Employee, Director or Consultant. Notwithstanding the foregoing, your option will be forfeited as of the time you engage in conduct leading to the termination of your employment with the Company for Cause. For this purpose, "Cause" shall mean willful misconduct which is materially injurious to the Company or its affiliates monetarily or otherwise. Further, your option is subject to forfeiture to the extent not prohibited by applicable law if you engage in competition with the Company.

         2. WHOLE SHARES. Your option may only be exercised for whole shares.

         3. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, your option may not be exercised unless the shares issuable upon exercise of your option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. All certificates representing any of the Common Stock subject to the option shall have endorsed thereon appropriate legends reflecting restrictions pursuant to the Plan and/or applicable securities laws.

         4. TERM. The term of your option commences on the Vesting Start Date and expires upon the earliest of:

                           (i)      the tenth (10th) anniversary of the Vesting
Start Date;

                           (ii)     twelve (12) months after your death, if you
die during your Continuous Status as an Employee, Director or Consultant; or

                           (iii)    twelve (12) months after the termination of
your Continuous Status as an Employee, Director or Consultant due to disability; or

                           (iv)     sixty (60) days after the termination of
your Continuous Status as Employee, Director or Consultant for any other reason, provided that during any part of such sixty (60) day period the option is not exercisable solely because of the condition set forth in Section 3 (Securities Law Compliance), in which event the option shall not expire



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until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of sixty (60) days after the termination of your Continuous Status as an Employee, Director or Consultant.

         5.       EXERCISE AND METHOD OF PAYMENT.

                  (a) You may exercise your vested option during its term by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Corporate Secretary of the Company, or to such person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

                  (b)      By exercising your option you agree that:

                           (i)      as a condition to any exercise of your
option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise;

                           (ii)     the Company (or a representative of the
underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Act, require that you not sell or otherwise transfer or dispose of any shares of Common Stock or any other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Act as may be requested by the Company or the representative of the underwriters. You further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

                  (c) Payment of the exercise price by cash is due in full upon exercise of all or any part of your opinion, provided that you may elect, to the extent permitted by applicable law, to make payment pursuant to a cashless exercise program under which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

         6. TRANSFERABILITY. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

         7. OPTION NOT AN EMPLOYMENT CONTRACT. Your option is not an employment contract and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company.



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         8.       NOTICES. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

         9. GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, including without limitation the provisions of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control. Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

         10. ENTIRE UNDERSTANDING. You agree as of the Vesting Start Date, this Agreement, the Notice of Grant of Stock Options and Option Agreement, and the Plan set forth the entire understanding between you and the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to you under the Plan and (ii) the terms on the attachment hereto, if any, agreed to by you and the Company.

Please indicate your acceptance of terms hereof, and acknowledge that you have received copies of the Plan, by signing at the place provided and returning the original of this Agreement to the Corporate Secretary, Paradyne Networks, Inc., 8545 126th Ave. N., Largo, Florida 33733 within ten business days of its receipt by you.



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